Exhibit 10.13


                            WEBSITE LINKING AGREEMENT

This Website Linking  Agreement  (this  "Agreement") is effective as of November
30,  2000  between  Providian  Bancorp  Services  ("Providian"),   a  California
corporation and E-Loan, Inc., a Delaware corporation ("E-Loan").

1.   BACKGROUND.

1.1 Providian markets, sells and provides to consumers credit card products and related products and services including without limitation Visa(R) and MasterCard(R) branded card products, unsecured credit cards, secured credit cards, partially secured credit cards, chip cards, a credit protection plan (a payment deferral plan) and unlimited warranty and purchase protection plan (purchase protection and lowest price guarantee plan, excluding auto products)(collectively the "Business") on the Internet through a website at the Resource Locator (URL): http://www.aria.com or any other website Providian designates (the "Providian Website").

1.2 E-Loan markets, sells and provides consumer information concerning home mortgages, home equity loans and automobile financing and other lending products on the Internet at the URL: http://www.e-loan.com or http://www.eloan.com (the "E-Loan Website").

1.3 E-Loan and Providian entered into an agreement effective September 30, 1999 to offer E-Loan's customers visiting the E-Loan Website ("E-Loan Customers") the ability to obtain credit cards and related products and services from Providian and for Providian to be referred E-Loan Customers. The parties desire to continue this relationship pursuant to the new terms of this Agreement effective as of the date shown above.

2.     E-LOAN RESPONSIBILITIES.

2.1 E-Loan will maintain the home page of the E-Loan Website to promote the Business in a similar, and at least as prominent, manner as E-Loan promotes its current and future businesses (mortgages, home equity loans and automobile financings). All references on the E-Loan Website to products, services or websites relating to the Business will be subject to Providian's written approval and shall include hyperlinks to a new web page on the E-Loan Website that describes the Business (the "Originating Web Page"). The Originating Web Page, as well as all modifications thereto, will:

(a) exclusively promote the products and services of the Business with the content provided by Providian, except as made available through Section 2.3 and 2.5;

(b) be approved by Providian in writing prior to being accessible by Internet users; and

(c) except for navigational hyperlinks to other web pages on the E-Loan Website, contain hyperlinks to web pages on the Providian Website enabling the customer to apply for any and all of the products and services offered on the Providian Website.

2.2 EXCLUSIVITY. E-Loan will not operate, promote, assume a profit interest in, or assist any third party in any business competitive with the Business, including, but not limited to:


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                                                                   Exhibit 10.13

(a) providing any hyperlinks from any portion of its Website to any website competitive with the Business or (b) giving any business competitive with the Business access to any E-Loan customer information (collectively, "Competitive Activity"). During the term of this Agreement, E-Loan will not publicly announce any agreement with any third party under which E-Loan would assist or be involved in any Competitive Activity.

2.3 THIRD-PARTY UNSECURED CONSUMER LOAN PRODUCTS. Notwithstanding Section 2.2, E-Loan may partner with one or more third parties for unsecured consumer loan products, but not any Visa, MasterCard or American Express like branded card products, including without limitation chip cards, provided that E-Loan contractually prevents any such third party from directly linking or referring E-Loan Customers during the on-line experience either by hyperlink, or any other method of promotional communication to that third party's Visa or MasterCard branded card products, including without limitation products referenced in
Section 1.1. The third party provider of unsecured loan products may, as part of the unsecured loan product package, provide debit or stored value cards which have access via ATM or checking accounts. Debit or stored value cards will not be offered on E-Loan's Website by a third party unless directly tied to unsecured loan products.

2.4    BRAND MAINTENANCE.

(a) E-Loan will: (i) not take any action that would likely divert any E-Loan Customers or consumers in general away from the E-Loan Website, the Originating Web Page, or the Providian Website or decrease the number of people that apply for credit cards through the Providian Website such that E-Loan Customers or consumers do not see promotional messages or hyperlinks that enable them to reach webpages on the Providian Website and (ii) generate a sufficient amount of traffic to the E-Loan Website so that the E-Loan Originating Web Page(s) will receive an average of 20,000 visits each month.

(b) If E-Loan does not generate an average of 20,000 visits each month as described in Section 2.4(a)(ii), Providian may, at its sole discretion, stop providing E-Loan with the customer data described in Section 3.5 until the average number of visits increases to 20,000 each month.

2.5 THIRD-PARTY CARD PRODUCTS. Subject to Section 2.3, Providian and E-Loan will work together on new credit card product promotions that support E-Loan's consumer loan strategies, These credit card products may include but are not limited to: preapproved offerings that can be packaged with other E-Loan offerings, now market segments such as student credit cards or business credit cards, or features or incentives that complement E-Loan customer relationship strategies. If E-Loan elects to offer such other credit card products, E-Loan shall give Providian written notice of E-Loans desire to provide such products, describing the terms, features and/or incentives of any such credit card product offering. Within 30 days after receipt of the notice, Providian shall inform E-Loan whether Providian elects to provide such products to E-Loan. It Providian informs E-Loan that it elects to provide such products, E-Loan shall use Providian as the supplier of the subject products of the notice, provided that Providian makes the products available within 60 days from the Providian's receipt of the notice from E-Loan. If the products are not available to E-Loan within the 60-day period, E-Loan may obtain the products from any other person without further notice to Providian, notwithstanding Sections 2.2 and 2.3.

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                                                                   Exhibit 10.13


2.6 CONTENT UPDATES. E-Loan will incorporate Providian's requested changes of content to the E-Loan Website concerning Providian's products and services as promptly as commercially practicable, but in any event within ten days of such request unless E-Loan reasonably objects to such content and notifies Providian in writing of the reason for such objection within ten days of Providian's submission of such requested changes.

2.7    E-MAIL MARKETING SERVICES.

(a) To enable Providian to promote the Providian Website, Providian credit cards and other products featured on the Providian Website, E-Loan will conduct outbound promotional direct e-mail marketing from the E-Loan Website or E-Loan's e-mail address ("E-mail") in accordance with the terms of this Agreement and the specifications and requirements in the Service Description attached to this Agreement as Exhibit A (the "E-mail Services"). The E-mail Services will cause each E-mail advertising message Emailed to a Lead (as defined in Exhibit A) to include a link to the Originating Web Page where the Lead can apply for the Providian card. Leads will come from the database of e-mail addresses collected with E-Loan Customer consent on the E-Loan Website (the "Database") and possibly from the database of other websites which E-Loan has arranged with the owners of those websites (each a "Marketing Partner") to access for purposes of this Agreement.

(b) E-Loan will not retain any subcontractor to perform any of the E-mail Services without Providian's prior written approval.

(c) E-Loan will employ only competent and skilled personnel, properly trained by E-Loan, to perform E-Loan's obligations under this Agreement. E-Loan will perform the Email Services in a professional and accurate manner and will work and cooperate in good faith with any third-party service provider that Providian retains to perform any of Providian's functions or obligations under this Agreement.

(d) Both Parties will be responsible for the content, message(s) or Images of each of Providian's advertisements ("Advertisement") for an E-mail campaign under this Agreement. Each Advertisement will be subject to E-Loan's reasonable approval to ensure against any content that would be illegal, unlawful or offensive to the average person. Notwithstanding the foregoing, E-Loan will be solely responsible and liable for any issues, claims or complaints arising from the E-Loan Website or business practices, its agreements with consumers visiting the E-Loan Website, its method and procedure of securing and maintaining consumers' consent to receiving promotional e-mail advertising from E-Loan or E-Loan's clients, and its method and procedure of sending e-mail promotions to consumers including, without limitation, data security and privacy.

3.     PROVIDIAN OBLIGATIONS.

3.1 ORIGINATING WEB PAGE BOOKED ACCOUNTS. Providian will track each customer that accesses the Providian Website directly from a hyperlink at the Originating Web Page and applies for a credit card on the Providian Website before leaving the Providian Website (an "Originating Web Page Customer"), Providian will thereafter send a credit card to each Originating Web Page Customer that has received underwriting approval. Upon the Original


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                                                                   Exhibit 10.13


Web Page Customer's receipt and successful activation of the credit card, an "Originating Web Page Booked Account" shall have been created. Providian shall deliver E-Loan by the 10th day of each month a statement of the numbers and geographic dispersion for the prior month of Originating Web Page Customers and Originating Web Page Booked Accounts.

3.2 CUSTOMER SERVICE. Providian win provide the Originating Web page Customers with at least the same level of customer service it provides to its other customers and will use its best efforts to address any problems raised by Originating Web Page Customers in any customer surveys conducted, Providian will provide E-Loan with summaries of the results of any customer surveys it receives from Originating Web Page Booked Accounts.

3.3 SHARING OF ACCOUNT INFORMATION. Providian will use its commercially reasonable efforts, to the extent permitted by applicable law, to provide E-Loan electronically current Originating Web Page Booked Account balance and credit limit information for Originating Web Page Booked Account customers that electronically consent, via an opt-in mechanism on the Providian Website, to Providian providing such information to E-Loan (the "Shared Account Information"). The Shared Account Information may be used by E-Loan for the sole purpose of providing Originating Web Page Booked Account customers the ability to obtain the current outstanding balance and credit limit on their credit card account via the E-Loan Website E-Loan shall not use Shared Account Information for any other purpose and shall destroy all such information upon the termination of this Agreement,

3.4 PRODUCT AVAILABILITY. Providian will enable Originating Web Page Customers to apply for any and all credit card products being offered by Providian on the Providian Website.

3.5 CO-BRANDED SITE: Providian will maintain the Providian Website to enable Internet users visiting unsecure web pages of the Providian Website via a hyperlink from the Originating Web Page to (a) view E-Loan's name and logo and
(b) be able to hyperlink back to the E-Loan Website.

3.6    SHARING AGGREGATE E-LOAN CUSTOMER DATA.

(a) Providian will sham with E-Loan within a mutually agreed upon timetable aggregate, not Personally identifiable application data from the Originating Web page solely for the purpose of evaluating E-Loan's marketing programs under the following Stipulations' (i) only written data will be provided; verbal representations will be disregarded and (fi) once the timetable is agreed upon, Providian will deliver the data within the timetable, but delayed delivery will not be deemed a material breach of this Agreement, provided that Providian deliver the data to E-Loan within 7 days of the date specified in the timetable.

(b) Pursuant to the above stipulations, Providian will share the following data: (i) number of applications on a weekly basis; (ii) web statistics, such as unique visitors from specific links on a weekly basis, (iii) number of accounts booked by product type (e.g., Normal Line Accounts and Low Line Accounts, defined below) on a monthly basis, (iv) FICO statistics of all applications on a quarterly basis (e.g., FICO score range distribution and average FICO score), (v) demographic data, as available and captured on the application on the Providian Website, of applicants broken down into state, household income, home owner status, and employment status


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                                                                   Exhibit 10.13


on a quarterly basis, and (vi) select data. as determined on an as-needed basis pursuant to specific E-Loan marketing campaigns.

4.     PAYMENTS.

4.1 COMMISSIONS. Providian will pay E-Loan a commission for each Originating Web Page Booked Account as follows:

(a) NORMAL LINE-ACCOUNTS. Pursuant to Section 4.2 below, a commission of [*] for each Normal Line Account. A "Normal Line Account" is an Originating Web Page Booked Account that has an initial credit-line assignment of more than $250.

(b) LOW LINE ACCOUNTS. A commission of [*] for each Low Line Account. A "Low Line Account" is an Originating Web Page Booked Account that has an initial credit-line assignment of $250 or less.

4.2    MINIMUM REQUIREMENTS FOR NORMAL LINE ACCOUNTS.

(a) Providian will commit to E-Loan that the minimum number of Originating Web Paso Booked Accounts that am Normal Line Accounts each full calendar month following the effective date of this provision will not fall below 16% of all applications from the Originating Web Page in that calendar month, as long as those applications each calendar month have FICO scores that average at least
570. If the average FICO score for the flow of completed applications on a calendar monthly basis falls below 570, then this minimum requirement will no longer apply.

(b) If the average FICO is 570 or higher and the number of Originating Web Page Booked Accounts that are Normal Line Accounts falls below 16% of all applications in a particular calendar month, Providian will pay a minimum commission equal to the Normal Line Account commission rate times 16% of all applications for such month.

(c) Providian will monitor both of these minimum requirements and notify E-Loan when either Of these requirements is not being met.

4.3 PAYMENT OF COMMISSIONS. Providian will pay any commissions owed for a given calendar month within 30 days after the end of that calendar month,

4.4 PAYMENTS FOLLOWING TERMINATION. Providian. will pay E-Loan commissions according to Sections 4.1 and 4.2 for any Originating Web Page Booked Accounts generated up to 30 days after the effective date of termination of this Agreement. Such payments will be due 30 days after the end of the calendar month that the Originating Web Page Booked Accounts are booked by Providian.

5.     INTELLECTUAL PROPERTY.

5.1 LICENSE. Each party (the "Granting Party") grants the other party (the "Receiving Party") a nonexclusive right to display the Granting Party's trademarks and copyrights on the Receiving Party's Website; provided that:

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                                                                   Exhibit 10.13


(a) the Receiving Party will use the Granting Party's trademarks and copyrights in accordance with such guidelines as may be provided by the Granting Party from time to time;

(b) the Granting Party may inspect the Receiving Party's use of the Granting Party's trademarks and copyrights and require the Receiving Party to modify such use to an acceptable form to the Granting Party or immediately remove the Granting Party's trademarks and copyrights at issue;

(c) such licenses will not confer to the Receiving Patty any right of ownership in, or to, the Granting Party's trademarks or copyrights; and

(d) the use by Receiving Party of the, Granting Party's trademarks and copyrights will inure to the benefit of the Granting Fatty.

5.2 CONFIDENTIALITY. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business and may violate federal or state law. Accordingly, the parties agree that, during the term of this Agreement and thereafter, each patty shall use and disclose the other party's Confidential Information only in furtherance of the purposes of this Agreement and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know such Confidential Information in connection with the performance of this Agreement and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party.

(a) Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if compelled to do so under law, by government regulators, or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice to permit such other party a reasonable opportunity to object to the judicial or governmental requirement to disclosure.

(b)    As used in this Agreement the term "Confidential Information" refers to:
(i) the terms, conditions and existence of this Agreement; (ii) each party's trade secrets, business plans, strategies, methods and/or practices; (iii) any and all information which is governed by any now-existing or future non-disclosure agreement between the parties; and (iv) any other information relating to either party which is not generally known to the public, including information about either party's personnel, products, customers, (including, without limitation personally identifiable information), marketing strategies, services, or future business plans. The parties may specifically designate certain information as being Confidential Information whether by marking the information "confidential" or otherwise, however, information not so marked and which falls within the scope of this Section shall be treated as Confidential Information.

(c) However, the term "Confidential Information" specifically excludes (i) information that is now in the Public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party, (ii) information that is known to either patty without restriction, prior to receipt from the other party under this Agreement, from its own independent

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                                                                   Exhibit 10.13


sources, and which was not acquired, directly or indirectly, from the other party-, (iii) information that either party receives from any third party having a legal right to transmit such information, and not under any obligation to keep such information confidential; and (iv) information independently developed by either party's employees or agents provided that either party can show that such information was developed without reference to the Confidential Information received hereunder.

(d) When any item of confidential information is no longer needed to perform the terms of this Agreement, the party holding that Confidential Information will promptly destroy it, including all originals, copies and related notes, unless the other party requests that those items be returned to it. The confidentiality obligations of this Agreement will survive the expiration or termination of this Agreement and will survive the duration of any service or obligation under this Agreement.

(e) In the event a party discovers that the other party's Confidential Information has been used in an unauthorized manner or disclosed in violation of this Agreement, upon discovery of the unauthorized use or disclosure the disclosing party shall immediately notify the other party of such event, and shall indemnify and hold the other party harmless from all claims, damage, liability, costs and expenses (including court costs and reasonable attorneys' fees) arising or resulting from the unauthorized use or disclosure. In addition, the non-disclosing party shall be entitled to all other remedies available at law or equity, including injunctive relief

(f) Each party's Privacy notices and privacy policies are consistent with applicable federal laws and regulations.

5.3 PROVIDIAN ACCOUNTS. At any time, Providian may, in whole or in part, modify, alter, change, delete or add to any name, logo, design, feature, benefit or service of the Business, if such action will, in Providian's reasonable judgment, improve the overall success or profitability of Providian.

6.     TERM.

6.1 TERM. This Agreement will be effective as of the Effective Date above and will continue for a 1-year term (the "Initial Term"). After the Initial Term, this Agreement will renew for successive 1 -year terms upon both parties' prior written mutual consent for such renewal 30 days prior to the expiration of the then current term.

7. TERMINATION FOR CAUSE. This Agreement may be terminated by the non-breaching party in the event of a breach of a material term of this Agreement if the non-breaching party delivers written notice to the breaching party of the broach ("Notice Of Breach") and the breaching party fails to cure the breach within 90 days thereafter.

8.     MUTUAL REPRESENTATIONS AND COVENANTS.

8.1 CONDUCT. Each party shall perform all of its duties hereunder in compliance of applicable laws and -shall conduct its activities in a first class manner reflecting favorably on the other party.

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                                                                   Exhibit 10.13


8.2 INTELLECTUAL PROPERTY. The content and materials on each party's website will not infringe upon or violate (a) any U.S. copyright, patent, trademark, trade secret or other proprietary right of a third party or (b) applicable law, regulation, or non-proprietary third-party right.

8.3    AUTHORITY AND NONCONTRAVENTION. Each party represents and warrants that:

(a) it possesses all necessary corporate authority and power to execute this Agreement;

(b) this Agreement, when mutually executed by the parties, will be binding and enforceable against each party; and

(c) entering into this Agreement will not contravene any other agreement or right of a third party.

8.4 ACTIVE WEBSITES. Each party shall use best efforts to keep its website operational 24 hours a day each day, except for limited downtime during non-peak usage periods for scheduled maintenance.

8.5 MUTUAL COGNERATION. The parties agree to cooperate in the enhancement of E Loads Website to promote the Business and maximize customer click-through rate from the E-Loan Website to the Providian Website and the percentage of those customers that apply for a credit card on the Providian Website.

8.6 PUBLIC ANNOUNCEMENTS. The parties shall reach agreement with each other as to the content, form and timing of any public announcement concerning the execution of this Agreement, the transactions contemplated by this Agreement or any other matter concerning this Agreement or its operation before making any such public announcement; provided, however, that this Section shall not require either party to refrain from making any announcement or disclosure which in the opinion of its counsel is required by law or by any regulatory authority.

8.7 AUDIT RIGHTS. E-Loan shall have the right to demand an audit of the number of Originating Web Page Booked Accounts, both pursuant to the following procedures:

(a) A party may demand an audit (the "Audit Requester") no more than two times during the term by delivering written notice of such demand to the party to be audited (the "Audited Party") specifying a "Big Four" public accounting firm that the Audit Requester has retained to conduct the audit (the "Auditor") and the specific monthly statements to be audited (the "Audited Statements"); provided, however, that the Auditor shall not be the accounting firm that audits the Audit Requester's financial statements;

(b) Within 30 days after receiving the notice of audit demand, the Audited Party shall grant the Auditor access to those books and records reasonably necessary to conduct the relevant audit.

(c) The Audited Party shall pay the fees and expenses of the Auditor if the Auditor determines that the Audited Statements were in error by more than 10% of the aggregate total amount stated on the Audited Statements.

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                                                                   Exhibit 10.13


9. WARRANTIES AND LIMITATION ON LIABILITY. Except for the representations, warranties, and covenants specifically made in this Agreement, neither party makes any warranties, express or implied, and specifically disclaims all other warranties including, but not limited to, any warranty of merchantability or fitness for a particular purpose. Except for claims relating to Sections 5.1 and 5.2, neither party shall be liable to the other party for any special, consequential, incidental or indirect damages, however caused, arising out of this Agreement, whether or not advised of the possibility of such damages, and notwithstanding any failure of essential purpose of any limited remedy,

9.1 E-LOAN E-MAIL CAMPAIGN WARRANTIES. E-Loan warrants that: (a) the E-mail Services will be performed in a professional and workmanlike manner; (b) for each E-mail campaign, E-Loan will make available for Advertisements, to the extent available in the Database or in a Marketing Partner's database, as applicable, each and every Lead email address and, to the extent available, each and every Lead name and corresponding street address city/state/zip, in the minimum quantity specified in Exhibit A, provided that, at minimum, E-Loan provides each Lead's e-mail address and further provided that E-Loan shall have no obligation to share Lead e-mail addresses or other Lead information with Providian; (c) each Lead is an individual consumer who according to E-Loan's records resides in the United States and has given the Lead's informed consent (either by affirmative opt-in or by non-opt-out at the E-Loan Website or at a Marketing Partner's website) for E-Loan or the Marketing Partner to send that Lead E-mail solicitations through the E-Loan Website or the Marketing Partner web site; (d) at the time that E-Loan added a Lead to its Database, or that a Marketing Partner added a Lead to its database, E-Loan or the Marketing Partner bad posted on its respective web site its respective privacy policy or similar statement explaining that its promotional practices utilize the e-mail address of a web site visitor unless that visitor withholds consent; (e) E-Loan and each Marketing Partner will not change, alter or otherwise modify its privacy policy as described above in such a way that causes the E-mail Services or E-mail to contradict or be inconsistent with its respective privacy policy; (f) the software associated with the E-mail Services will work in substantial conformance with the specifications in Exhibit A; (g) each item of software, equipment and systems used in connection with the E-mail Services and E-Loan's obligations under this Agreement will be able to accurately process date and date-related data (including, without limitation, calculating, comparing and sequencing) from, into, between and during the 20th and 21st centuries, including leap-year and day-of-the-week calculation; and (h) E-Loan is not currently bound by any other agreement, restriction or obligation which in any way interferes or is inconsistent with the E-mail Services to be furnished under this Agreement. E-Loan will not assume any such obligations or restrictions while this Agreement remains in force.

10.    MISCELLANEOUS.

10.1 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors- Neither Party is a partner, joint venturer, agent or representative of the other party. Neither party shall have the right power or authority to bind the other party in any respect, it being intended that each party hereto shall remain an independent contractor responsible only for its own actions.

10.2 NO AUTHORIZATION. Neither party will make any representation, warranty, guarantee, offer or acceptance on behalf of the other party unless approved in writing by the other party.

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                                                                   Exhibit 10.13


10.3 NOTICES. Any notice or written communication required or permitted to be delivered to either party shall be deemed to have delivered and given to a party if sent to the address of the party listed below;

(a) on the delivery date, if delivered electronic mail, facsimile or delivered personally to the other party,

(b)    two business days after deposit with a commercial overnight carrier; or

(c)    five days after the post mark date if sent by U.S. mail.

       If to Providian:      John Clark
                             Senior Vice President
                             Providian Financial Corporation
                             160 Spear Street
                             San Francisco, CA 94105
                             Facsimile:  415-644-5751
                             E-mail:  johnclark@providian.com

                             With a copy to:

                             Susan Lau

                             Senior Vice President and Associate General Counsel Providian Financial Corporation
                             201 Mission Street

                             San Francisco, CA 94105
                             Facsimile:  415-278-6064
                             E-mail:  susanlau@providian.com

       If to E-Loan:         Stephen M. Herz
                             E-Loan, Inc.
                             5875 Arnold Road
                             Dublin, CA 94568
                             Facsimile:  925-556-2789
                             E-mail:  steveh@eloan.com

                             With a copy to:

                             Edward Giedgowd
                             E-Loan, Inc.
                             5875 Arnold Road
                             Dublin, CA 94568
                             Facsimile:  925 803-3503
                             E-mail:  edg@eloan.com

10.4 ARBITRATION. In the event of any dispute arising hereunder, the dispute will be submitted to arbitration before a single arbitrator, with specific experience in Internet and electronic communication matters, in accordance with the rules of the American Arbitration Association


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                                                                   Exhibit 10.13


provided that: (a) the arbitrator will be instructed and empowered to take whatever steps to expedite the arbitration as he or she deems reasonable; (b) each party will bear its own costs in connection with the arbitration; provided that the costs of the arbitrator will be borne by the patty who the arbitrator determines not to have prevailed in the matter, (c) the arbitrator's judgment will be final, except that it may be challenged on the grounds of fraud or gross misconduct; and (d) the arbitration will be held in San Francisco, California. If within five business days after the initiation of the need for arbitration, the parties have not agreed upon an arbitrator, each party will submit to the other party the names of three arbitrators acceptable to it. Each patty will choose one name from the other's list and the parties jointly and promptly will petition the presiding judge of the Superior Court of the City and County of San Francisco to select the arbitrator from the two names so chosen.

10.5 INJUNCTIVE RELIEF. In the event of a violation or threatened violation of either Patty's rights provided for in this Agreement, the affected party shall have the right, in addition to such other remedies as may be available pursuant to law or this Agreement, to injunctive or declaratory relief enjoining such act or threatened act. Both parties acknowledge that legal remedies for such violation or threatened violation are inadequate.

10.6 ASSIGNMENT. Neither party may assign this Agreement without the written approval of the other party.

10.7 GOVERNING LAW. The provisions and terms of this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any choice of law or conflict of law principles and as applicable to contracts to be entered into and performed entirely within the State of California.

10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9 NO WAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in fall force and effect.

10.10 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement as of the date of this Agreement and applies to all transactions subsequent to this date. Transactions previous to the date of this Agreement will be governed by the agreement between the, parties dated September 30, 1999 and related amendments, 1 through 4, as applicable. These agreements combined Supersede any and all prior agreements, written or oral, of the Parties with respect to the transactions set forth herein.

10.11 AMENDMENTS. This Agreement or any provision hereof may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                                                                   Exhibit 10.13


10.12 SEVERABILITY. If anyone or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable as to any party or in any jurisdiction, then such unenforceable provision or provisions will be invalid, illegal or unenforceable without affecting or otherwise impairing the enforceability of the remaining provisions contained herein or such provision with respect to any other jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                         PROVIDIAN BANCORP SERVICES


                                         By:  /s/ JOHN W. CLARK
                                              ----------------------------------
                                              John W. Clark
                                              Senior Vice President

                                         E-LOAN, INC.


                                         By:  /s/ STEPHEN M. HERZ
                                              ----------------------------------
                                              Name:  Stephen M. Herz
                                              Title:  Senior Vice President

                                         By:  /s/ MATT ROBERTS
                                              ----------------------------------
                                              Name:  Matt Roberts
                                              Title:  Director of Finance

                                                                   Exhibit 10.13


                                  EXHIBIT A TO
                            WEBSITE LINKING AGREEMENT
                           E-MAIL SERVICE DESCRIPTION

E-mail Campaigns

1. E-Loan will conduct for Providian E-mail campaigns, mailing to Leads from the E-Loan Database or from the database of E-Loan's Marketing Partner, Yahoo.com.

2.     (a)    As to each E-mail campaign, the specific Email commencement and end dates, E-mail schedule, number of Leads, and delivery schedule for each item described in Section 3 below will be subject to the parties' prior written approval.

(b) E-Loan will use reasonable efforts to E-mail Advertisements on a consecutive daily basis in accordance with the o-mail schedule. Providian and E-Loan understand and agree that, for causes beyond E-Loans reasonable control, E-Loan may not be able to send E-mails each and every day, provided that: (i) E-Loan e-mails each Lead in the Vendor's output Database records by the campaign's end date, and (ii) E-Loan promptly notifies Providian of each delay, deviation or interruption in the E-mail schedule.

(c) E-Loan will use reasonable efforts to exclude from each List individuals with any of the following: under the age of 18 years old, address located in Wisconsin, known foreign address outside of the United States.

3. E-Loan will conduct seeded e-mail transmissions prior to the test E-mail campaign. Seeded e-mail will use Providian seeds to verify copy and URLs. Providian will provide E-Loan with Providian's desired seed names and e-mail addresses, Each seed will be used for each cell (unique URL or creative) in the mailing, and Providian must approve the seed e-mail test prior to rollout of the E-mail campaign.

4. Providian will provide its instructions to E-Loan for cell breakout. The breakout will include cell name, unique URL to use per cell, and creative to use. E-Loan will verify and audit each cell. E-Loan will also provide Providian help, advice and best practices for email copy creation.

5. At least 2 weeks prior to the E-mail campaign, E-Loan will provide Providian with a proposed schedule for the E-mail commencement date, anticipated mail counts and each mail date. The proposed schedule will be subject to Providian's prior written approval.

6. E-Loan will provide Providian with a written report, within 48 hours following the last scheduled mail date and after the final mail date, on actual mail counts and mail dates (quantity mailed, day mailed, number of bouncebacks/bad e-mails/non-mailables/undeliverables) for each cell in the campaign. E-Loan will provide daily counts by each cell/List in the campaign by o-mail to Aditi Ranadive at aditiranadive@providian.com.

7. At any time that E-Loan receives online questions, comments or communications from Leads or other consumers or persons relating to Providian or any Aria product or service, or about a Providian or Aria account, E-Loan will promptly, within 1 business day forward those

                                                                   Exhibit 10.13


questions, comments or communications to Providian by email at help@aria.com. Providian may designate a new email address with notice to E-Loan. E-Loan will also Provide Providian with a weekly written report of those e-mail messages.